Exhibit 99.1
DigitalGlobe Reports Second Quarter 2010 Results
Longmont, Colorado, August 3, 2010 — DigitalGlobe, Inc. (NYSE: DGI), a leading global provider of commercial high-resolution earth imagery products and services, today reported financial results for the second quarter ended June 30, 2010.
Second quarter 2010 revenue was $81.0 million, an increase of 16% compared with the same period last year. Second quarter 2010 net income was $0.5 million, or $0.01 per diluted share, compared with net income of $8.4 million, or $0.19 per diluted share, for the same period last year. Net income for the second quarter included the impact of accelerating the depreciation of certain software assets, which impacted pre-tax results by $1.9 million, or $0.04 per diluted share.
Second quarter 2010 Adjusted EBITDA, a non-GAAP financial measure, was $44.2 million, compared with second quarter 2009 Adjusted EBITDA of $42.4 million.
“We are very pleased with our record second quarter results. Our double-digit top-line growth was propelled by strong commercial results and continued execution in our direct access program. The addition of WorldView-2 to our constellation at the beginning of the year has been instrumental to our growth, providing materially faster, more reliable collection, refresh and monitoring for our customers. We are also pleased with the progress we are making in expanding our finished product and service offerings,” said Jill Smith, Chairman and Chief Executive Officer. “We continue to have great confidence that we will reach the 2010 milestones for our business across all of our key performance metrics.”
Second Quarter Business Highlights
•
Defense and Intelligence segment revenue was $63.2 million, up 8% compared with the second quarter 2009, driven primarily by the company’s Direct Access Program (DAP), which generated $9.6 million in the quarter. The company brought its third and fourth DAP customers into operation in the quarter.

•
Commercial segment revenue was $17.8 million, up 52% compared with the second quarter 2009, driven primarily by strength in consumer and international civil government, which make up nearly two-thirds of segment revenue.

•	In the quarter, the company delivered substantially all of its tasking orders within 45 days, reinforcing the industry-leading collection, refresh and monitoring capabilities of its constellation.

•	The company’s ImageLibrary now holds more than 89 percent of the earth’s landmass, with 79 percent of its imagery less than two years old.

•	The company continues to expand its finished product and service offerings, including the launch of its Advanced Ortho Series and expanded global web services and cloud computing offerings.

•
In the quarter, the company extended two core value added services contracts with the National Geospatial-Intelligence Agency (NGA), Rapid Delivery of Online Geo-Spatial Intelligence (RDOG) and Crisis Event Service.

Full-Year 2010 Outlook
The company reaffirmed its full-year 2010 outlook:
•	Full year 2010 total revenue is expected to be between $330 million and $360 million.

•	Full year 2010 diluted earnings per share are expected to be between $0.25 and $0.55.

•	Full year 2010 Adjusted EBITDA is expected to be between $185 million and $210 million, with margins between 56% and 58%.

•	Capital expenditures for 2010 are expected to be between $30 million and $35 million.

Conference Call Information
DigitalGlobe’s management will host a conference call today at 5 p.m. EDT to discuss second quarter 2010 results.
The conference call dial-in numbers are as follows:
U.S./Canada dial-in: 866-921-3936
International dial-in: 706-679-9623
Passcode: 8706-2541
A replay of the call will be available through September 4, 2010 at the following numbers:
US/Canada dial-in: 800-642-1687
International dial-in: 706-645-9291
Passcode: 8706-2541
DigitalGlobe will also sponsor a live and archived webcast of the conference call on its website, www.digitalglobe.com. Supplemental earnings materials are also available at this website.
About DigitalGlobe
Longmont, Colorado-based DigitalGlobe (http://www.digitalglobe.com) is a leading global provider of commercial high-resolution earth imagery products and services. Sourced from our own advanced satellite constellation, our imagery solutions support a wide variety of uses within defense, intelligence, and homeland security applications, mapping and analysis, environmental monitoring, oil and gas exploration, infrastructure management, internet portals and navigation technology.
With our collection sources and comprehensive ImageLibrary (containing more than 1 billion square kilometers of earth imagery and imagery products) we offer a range of on- and off-line products and services designed to enable customers to easily access and integrate our imagery into their business operations and applications.
DigitalGlobe is a registered trademark of DigitalGlobe.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This presentation and other of our reports, filings, and public announcements may contain or incorporate forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these words.
Any forward-looking statements are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions. A number of important factors could cause our actual results or performance to differ materially from those indicated by such forward looking statements, including: the loss, reduction or change in terms of any of our primary contracts; the loss or impairment of our satellites; loss or damage to the content contained in our ImageLibrary; interruption or failure of our ground system and other infrastructure, decrease in demand for our imagery products and services; increased competition that may reduce our market share or cause us to lower our prices; our failure to obtain or maintain required regulatory approvals and licenses; changes in U.S. foreign law or regulation that may limit our ability to distribute our imagery products and services; the costs associated with being a public company; and other important factors, all as described more fully in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.
We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward looking statements.

Non-GAAP Financial Measures
Adjusted EBITDA is a key measure used in internal operating reports by management and the board of directors to evaluate the performance of our operations and is also used by analysts, investment banks and lenders for the same purpose. Adjusted EBITDA is a measure of our current period operating performance, excluding charges for capital, depreciation related to prior period capital expenditures and items which are considered non-core in nature.
We believe that the elimination of certain non-cash and non-operating items enables a more consistent measurement of period to period performance of our operations, as well as a comparison of our operating performance to companies in our industry. We believe this measure is particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. For example, our QuickBird satellite, which we are currently depreciating, cost significantly less than our WorldView-1 or WorldView-2 satellites. Current depreciation expense is not indicative of the revenue generating potential of the satellites.
Adjusted EBITDA excludes interest income (expense), net, income taxes and loss from early extinguishment of debt because these items are associated with our capitalization and tax structures. Adjusted EBITDA excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements. Adjusted EBITDA excludes non-cash stock compensation expense because these are non-cash expenses and loss on derivative instrument because these items are not related to our primary operations.
We use Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on this measure as our only measure of operating performance. Adjusted EBITDA is not a recognized term under generally accepted accounting principles, or GAAP, in the United States and may not be defined similarly by other companies. Adjusted EBITDA should not be considered an alternative to net income, as an indication of financial performance, or as an alternative to cash flow from operations as a measure of liquidity. There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from ours.
FINANCIAL TABLES TO FOLLOW

DigitalGlobe, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
(in millions, except share and per share data)	2009	2010	2009	2010
Revenue	$70.0	$81.0	$137.2	$158.1
Costs and expenses:
Cost of revenue, excluding depreciation and amortization, presented below	8.0	10.1	14.4	20.2
Selling, general and administrative	21.5	28.2	44.1	53.0
Depreciation and amortization	18.9	31.0	37.6	60.1

Income from operations	21.6	11.7	41.1	24.8
Loss from early extinguishment of debt	(7.7)	—	(7.7)	—
Loss on derivative instruments	—	—	(1.8)	—
Interest income (expense), net	0.1	(10.7)	0.1	(20.6)

Income before income taxes	14.0	1.0	31.7	4.2
Income tax expense	(5.6)	(0.5)	(12.7)	(2.2)

Net income	$8.4	$0.5	$19.0	$2.0

Earnings per share:
Basic earnings per share	$0.19	$0.01	$0.43	$0.05

Diluted earnings per share	$0.19	$0.01	$0.43	$0.04

Weighted average common shares outstanding:
Basic	44,163,507	43,987,552	44,199,522	43,876,444

Diluted	44,695,213	46,111,912	44,714,326	46,143,028

DigitalGlobe, Inc.
Unaudited Reconciliation of GAAP Net Income to Adjusted EBITDA

	Three months ended June 30,		Six months ended June 30,
($ in millions)	2009	2010	2009	2010
Net income	$8.4	$0.5	$19.0	$2.0
Depreciation and amortization	18.9	31.0	37.6	60.1
Interest (income) expense, net	(0.1)	10.7	(0.1)	20.6
Loss from early extinguishment of debt	7.7	—	7.7	—
Loss on derivative instrument	—	—	1.8	—
Income tax expense	5.6	0.5	12.7	2.2
Non-cash stock compensation expense	1.9	1.5	4.2	2.9

Adjusted EBITDA	$42.4	$44.2	$82.9	$87.8

Adjusted EBITDA is not a recognized term under generally accepted accounting principles, or GAAP, in the United States and may not be defined similarly by other companies. Adjusted EBITDA should not be considered an alternative to net income, as an indication of financial performance, or as an alternative to cash flow from operations as a measure of liquidity. There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from ours.

DigitalGlobe, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in millions, except share and per share data)	December 31, 2009	June 30, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$97.0	$142.8
Restricted cash	7.3	7.7
Accounts receivable, net of allowance for doubtful accounts of $1.2 and $1.4, respectively	49.7	55.0
Prepaid and current assets	12.0	12.4
Income tax receivable	3.9	3.9
Deferred taxes	1.7	1.9

Total current assets	171.6	223.7
Property and equipment, net of accumulated depreciation of $361.1 and $420.6, respectively	891.0	856.8
Goodwill	8.7	8.7
Intangibles, net of accumulated amortization of $7.2 and $6.9, respectively	1.8	1.0
Aerial image library	5.4	3.1
Long-term restricted cash	16.7	15.4
Long-term deferred contract costs	36.2	47.0
Other assets, net	9.1	8.3

Total assets	$1,140.5	$1,164.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4.3	$5.3
Accrued interest	6.2	6.2
Other accrued liabilities	17.9	21.5
Current portion of deferred revenue	32.8	37.0

Total current liabilities	61.2	70.0
Long-term accrued liability	—	7.0
Deferred revenue	239.6	232.5
Deferred lease incentive	5.4	5.0
Long-term debt	343.5	344.8
Long-term deferred tax liability	11.3	12.8

Total liabilities	$661.0	$672.1
COMMITMENTS AND CONTINGENCIES (Note 11)
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 24,000,000 shares authorized; no shares issued and outstanding at December 31, 2009 and June 30, 2010	$—	$—
Common stock; $0.001 par value; 250,000,000 shares authorized; 45,122,593 shares issued and outstanding at December 31, 2009 and 45,776,482 shares issued and outstanding at June 30, 2010	0.2	0.2
Treasury stock, at cost; 44,039 shares at December 31, 2009 and at June 30, 2010	(0.7)	(0.7)
Additional paid-in capital	496.0	506.4
Accumulated deficit	(16.0)	(14.0)

Total stockholders’ equity	479.5	491.9

Total liabilities and stockholders’ equity	$1,140.5	$1,164.0

DigitalGlobe, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	For the Six Months Ended June 30,
($ in millions)	2009	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19.0	$2.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	37.6	60.1
Non-cash recognition of pre-FOC payments	(13.3)	(12.8)
Non-cash amortization	2.5	2.2
Non-cash stock compensation expense	4.2	2.9
Amortization of debt issuance costs	—	2.3
Non-cash portion of loss on extinguishment of debt	5.3	—
Deferred income taxes	11.6	1.4
Changes in:
Accounts receivable, net	(5.5)	(5.3)
Accounts receivable from related party	(0.2)	—
Aerial image library	(2.5)	0.1
Other assets	(2.2)	(0.6)
Accounts payable	1.1	—
Accounts payable and accrued liabilities to related parties	3.3	—
Accrued liabilities	(2.6)	5.8
Deferred contract costs from related party	(7.7)	—
Deferred contract costs	—	(11.2)
Deferred revenue	7.2	9.9
Deferred revenue related party	2.1	—

Net cash flows provided by operating activities	59.9	56.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Construction in progress additions	(61.2)	(16.1)
Other property, equipment and intangible additions	(4.6)	(3.3)
Settlements from derivative instrument	(2.8)	—
Change in restricted cash	(1.7)	0.9

Net cash flows used in investing activities	(70.3)	(18.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt, net of issuance costs	330.9	—
Proceeds from initial public offering, net of issuance costs	21.7	—
Repayment of notes	(270.0)	—
Costs associated with initial public offering	—	(0.3)
Payments for repurchase of common stock	(0.4)	—
Proceeds from exercise of stock options	0.1	7.8

Net cash flows provided by financing activities	82.3	7.5

Net increase in cash and cash equivalents	71.9	45.8
Cash and cash equivalents, beginning of period	60.8	97.0

Cash and cash equivalents, end of period	$132.7	$142.8

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$2.3	$0.1
Cash paid for interest payments, net of amounts capitalized	—	11.6
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Changes to non-cash property and equipment accruals, including interest	$(0.7)	$(5.8)
Non-cash items capitalized in construction in progress	(4.1)	—
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Contacts

Investor Contact: Investor Relations Contact: David Banks (303) 684-4210 ir@digitalglobe.com	Media Contact: Media Relations Contact: Erika Dornaus Racepoint Group (781) 487-4637 digitalglobe@racepointgroup.com
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